Exhibit 10.1

FIRST LOAN MODIFICATION AGREEMENT

THIS FIRST LOAN MODIFICATION AGREEMENT (this “Agreement”) is entered into as of March 4, 2022 (the “Modification Effective Date”), between REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership (“Borrower”), and WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”). Borrower and Lender are collectively referred to herein as the “Parties”.

RECITALS

A. Lender extended to Borrower a revolving loan (the “Loan”) in the original maximum principal amount of Ten Million and no/100 Dollars ($10,000,000.00) pursuant to that certain Business Loan Agreement (Revolving Line of Credit and Term Loan Agreement), dated March 13, 2020 (as amended from time to time, the “Loan Agreement”), and evidenced by that certain Promissory Note dated March 13, 2020 (as amended from time to time, the “Note”), executed by Borrower and payable to the order of Lender, in the original stated principal amount of up to Ten Million and no/100 Dollars ($10,000,000.00).

B. The Loan is secured by, among other things, that certain Pledge and Security Agreement, dated March 13, 2020 (the “Security Agreement”), made by Borrower in favor of Lender, which security interest is perfected by that certain UCC Financing Statement filed March 17, 2020, with the California Secretary of State, UCC Filing No. 207768391194 (the “Financing Statement”).

C. The Loan is guaranteed by that certain Limited Guaranty dated March 13, 2020 (the “Guaranty”), executed by Michael R. Burwell, an individual (“Guarantor”), in favor of Lender.

D. The Note, Loan Agreement, Security Agreement, Financing Statement, Guaranty and all other agreements, documents, or instruments originally evidencing, governing, securing, pertaining to, guaranteeing or otherwise relating to the Loan, as amended from time to time, are herein referred to as the “Loan Documents”.

E. Borrower has requested that Lender modify the Loan and the Loan Documents as provided in this Agreement, and the Lender has agreed to such modifications, subject to, and conditioned upon, the terms and conditions set forth herein.

F. Capitalized terms used in this Agreement and not otherwise specifically defined shall have the meaning assigned to such terms in the Loan Documents.

AGREEMENT

NOW, THEREFORE, in consideration of the Recitals set forth above which are incorporated herein by reference, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Acknowledgement of Debt. Borrower declares and acknowledges, for the specific reliance and benefit of Lender that, as of the Modification Effective Date, (a) Borrower has no right, claim, defense or right of offset of any kind or in any amount with respect to this Agreement, the Note, the Loan Agreement or any of the other Loan Documents, and (b) no amounts required to be paid by Borrower to Lender in connection with the execution and delivery of this Agreement shall be applied to or set off against the principal balance of the Note.

2. Consent to Modification. In reliance upon the representations, warranties and covenants set forth herein by Borrower, but subject to the satisfaction of the conditions in Section 5 below, Lender hereby consents to this Agreement as of the Modification Effective Date. Lender’s consent to this Agreement is not intended to be, and shall not be construed as, a consent to any subsequent request or action which requires Lender’s consent pursuant to the terms of the Loan Documents.

3. Borrower’s Reaffirmation of Obligations. As of the Modification Effective Date, Borrower hereby unconditionally confirms, ratifies and reaffirms the Loan and all of Borrower’s obligations under the Loan Agreement and all of the other Loan Documents, as modified by this Agreement, and agrees to continue to keep, observe and comply with all covenants, obligations, terms and conditions therein. Borrower hereby confirms, ratifies and reaffirms, as of the Modification Effective Date, all of the representations, warranties and covenants of Borrower contained in the Loan Documents, except to the extent expressly relating to a specific date.

4. Modification of the Loan and Loan Documents. Subject to the satisfaction of all conditions set forth in Section 5 of this Agreement, as of the Modification Effective Date, the Loan Documents will be modified and amended as follows:

4.1 Modifications of the Loan Agreement:

(a) Exhibit E to the Loan Agreement is hereby amended and restated in its entirety with Schedule 1 attached hereto.

(b) The definition of “Collateral Loan Note” in Section 1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“‘Collateral Loan Note’ means the promissory note executed or to be executed by each Collateral Loan Obligor to evidence a Collateral Loan, or a lost Note affidavit, in each case in form and content satisfactory to Lender in its reasonable opinion and judgment.”

(c) The definition of “Commitment Term” in Section 1 of the Loan Agreement is hereby amended by replacing “March 13, 2022” with “March 13, 2024.”

(d) The definition of “Maturity Date” in Section 1 of the Loan Agreement is hereby amended by replacing “March 13, 2022” with “March 13, 2024.”

(e) Section 4.1.2 of the Loan Agreement is hereby amended by replacing “March 13, 2023” with “March 13, 2026.”

(f) Section 4.12 of the Loan Agreement is hereby amended by replacing “March 13, 2023” with “March 13, 2026.”

(g) Section 6.5.7 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“6.5.7 Borrower shall cause Guarantor to furnish to Lender copies of all signed income tax returns (with all forms K-1 attached), together with any extensions, if applicable, of Guarantor within thirty (30) days after they are filed with the relevant taxing authorities, but in no event later than May 15 of each calendar year; provided that, if Guarantor successfully obtains an extension, Borrower shall cause Guarantor to deliver a copy of such extension to Lender no later than May 15 of such calendar year and copies of all signed income tax returns will thereafter be delivered to Lender within thirty days after they are filed with the relevant taxing authorities, but in no event later than November 15 of such calendar year. All such tax returns shall be prepared by an independent certified public account acceptable to Lender and Guarantor in their reasonable discretion;”

(h) Section 9.15.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“9.15.1 All reasonable, third party attorneys’ fees and out-of-pocket expenses incurred by Lender in connection with the negotiation, preparation, execution, delivery, and administration of this Agreement and any other Loan Document and any matter related thereto, including, but not limited to, any appraisal (including, the Appraisal) of the Collateral, and appraisal reviews of the Collateral (provided such review fees shall not exceed (a) $150.00 for a single-family loan of up to four (4) units; and (b) $1,500.00 for all other commercial real estate loans, as applicable), as well as any Phase I, and if indicated, a Phase II environmental survey by a qualified environmental engineer indicating an absence of environmental concerns in regard to the Underlying Collateral, satisfactory to Lender and its counsel;”

4.2 Modifications of the Loan Agreement and the Guaranty:

(i) The notice addresses of Lender set forth in Section 9.4 of the Loan Agreement and Section 13 of the Guaranty are hereby amended to read as follows:

“To Lender:	WESTERN ALLIANCE BANK 2701 East Camelback Road Suite 110 Phoenix, Arizona 85016 Attn: Note Finance Dept. Email: notefinancing@westernalliancebank.com

docs@westernalliancebank.com

With a copy to:	Ballard Spahr LLP One Summerlin, 1980 Festival Plaza Drive, Suite 900 Las Vegas, NV 89135 Attn: Bruce F. Johnson, Esq. Email: johnsonbf@ballardspahr.com”

4.3 Modifications of the Note:

(a) The “Maturity Date” as defined in the paragraph of the Note entitled “MATURITY DATE” is hereby amended by replacing “March 13, 2022” with “March 13, 2024.”

(b) The paragraph of the Note entitled “INTEREST RATE” and the paragraph immediately following such paragraph are hereby amended and restated in their entirety as follows:

“INTEREST RATE. Except as provided in Section 4 below, the principal balance outstanding hereunder from time to time shall bear interest at the Note Rate. The Note Rate shall be equal to the greater of: (i) Ameribor Rate plus three and one-quarter percent (3.25%), which interest rate shall change when and as the Ameribor Rate changes; or (ii) five percent (5.00%) per annum (the “Floor”). “Ameribor Rate” means the 30 day American Interbank Offered Rate Term-30 Index (“Ameribor”) which is published for loans in United States Dollars by the American Financial Exchange and is obtained by Lender from Bloomberg Financial Services Systems with the code AMBOR30T (or, if no longer available, any similar or successor publication selected by Lender). The Ameribor Rate shall initially be determined on the date of this Note and shall thereafter be adjusted monthly on the first day of each calendar month to be the Ameribor determined by Lender to be in effect on such date. If Lender determines (which determination shall be conclusive absent manifest error) that either of the following has occurred: (i) Ameribor ceases to exist or is no longer available; or (ii) a public announcement by the regulatory supervisor for the administrator of Ameribor, or a determination made by Lender, that Ameribor is no longer representative, then commencing on the next reset date, the interest rate hereunder shall be replaced with such alternate base rate and spread (collectively, “Benchmark Replacement”) as Lender determines in its sole discretion to be most comparable to the then-current interest rate. If the Benchmark Replacement as determined pursuant to this paragraph would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Note and the other Loan Documents.

In connection with the implementation of a Benchmark Replacement, Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Borrower. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes, such as changes to the definitions of “Business Day,” “Interest Period,” or timing and frequency of determining rates and making payments of interest, that Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Note and the other Loan Documents).”

(c) The second, third and fourth paragraphs of the section of the Note entitled “PRINCIPAL AND INTEREST PAYMENTS” are hereby amended and restated in their entirety as follows:

“In the event the Loan is converted to the Term Loan pursuant to Section 4.12 of the Loan Agreement, then:

(a) Commencing on April 1, 2024, and continuing on the same day of each and every calendar month thereafter until the Maturity Date (as extended pursuant to Section 4.12 of the Loan Agreement), Borrower shall pay to Lender monthly installment payments of principal and interest in an amount sufficient to fully amortize the outstanding principal balance of this Note over a one hundred twenty (120) month period (measured for a 120 month period commencing as of the Conversion Date), with interest calculated using the Note Rate; and

(b) In addition to the monthly installment payments of principal and interest, as set forth in clause (a) above, commencing on June 1, 2024, and continuing on the last day of each March, June, September and December, Borrower shall pay to Lender quarterly installment payments of principal, each in an amount equal to twelve and one-half percent (12.50%) of the outstanding principal balance of this Note as of the Conversion Date.”

5. Conditions Precedent to Effectiveness. Notwithstanding any other conditions that may be imposed upon Borrower by Lender in Lender’s sole discretion, this Agreement shall be effective only upon satisfaction of the following:

(a) There shall be no Event of Default by Borrower or Guarantor under any of the Loan Documents.

(b) Borrower and Guarantor shall sign and deliver to Lender this Agreement and such other documents and instruments as Lender shall reasonably require to carry out the purpose of this Agreement.

(c) Borrower shall pay to Lender a fully earned and non-refundable origination fee equal to Fifty Thousand and no/100 Dollars ($50,000.00).

(d) Payment of any actual, out-of-pocket fees and costs of Lender in connection with the preparation, negotiation, administration and execution of this Agreement including, but not limited to, reasonable attorneys’ fees, and other costs and fees of other professionals retained by Lender.

6. Effect of Modification; No Novation. The Loan Documents are amended and modified as set forth in this Agreement. To the extent not expressly modified herein, all other terms of the Loan Documents shall remain in full force and effect and Borrower hereby expressly agrees to be bound thereby. The terms and conditions of the Loan Documents, and the indebtedness evidenced thereby, are and will remain in full force and effect, as modified by this Agreement, and this Agreement shall not constitute a novation. All such indebtedness shall continue to be secured by, among other things, the Loan Agreement (as the same may be modified or amended herein and from time to time).

7. Borrower’s Representations and Warranties. Borrower represents and warrants to Lender that: (a) Borrower is a limited liability company, organized and existing under the laws of the State of California, in good standing, and that Borrower has the full power and authority to make the agreements contained herein without the joinder or consent of any other party; (b) that the person or persons signing this Agreement and all other documents related hereto, on behalf of Borrower has full authority to bind Borrower; and (c) the execution, delivery, and performance of this Agreement and of the other documents related hereto will not contravene or constitute a default under any mortgage, deed of trust, loan agreement, indenture or other agreement to which Borrower is a party or by which Borrower or any of its property is bound.

8. Release, Settlement, Compromise, and Waiver of Other Claims. In consideration of the modification of the Loan Documents as herein provided, Borrower hereby compromises, releases, waives, relinquishes, and forever discharges Lender, as well as Lender’s successors, assigns, agents, officers, directors, employees, attorneys, and representatives, of and from any and all claims, demands, statutory and common law actions and causes of action of any and every kind or character, whether known or unknown, which Borrower may have against such persons or entities, arising out of or with respect to any and all transactions relating to the Loan Documents occurring prior to the date hereof, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of such persons or entities, including but not limited to any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander, or conspiracy, but in each case only to the extent permitted by applicable law.

9. Binding Effect. This Agreement shall be binding upon the Parties and their respective heirs, executors, administrators, successors, permitted assigns and representatives.

10. Accuracy of Information. All written information provided by Borrower or Guarantor to Lender in furtherance of the transactions contemplated by this Agreement or in or accompanying any loan application, financial statement, certificate, or other documents, and all other written information delivered by or on behalf of Borrower or Guarantor in connection with this Agreement is correct and complete in all material respects as of the date of such information, and to Borrower’s knowledge, there are no omissions in any of the information that result in such information being materially incomplete, incorrect, or misleading as of the date of such information. All financial statements (other than projections) where prepared in accordance with GAAP and accurately present the financial condition of Borrower and Guarantor.

11. Ratification. Borrower hereby ratifies and affirms all of the Loan Documents to which it is a party and all of its respective agreements, obligations, promises and waivers as made and agreed and contained therein, as modified by this Agreement, all of which shall remain in full force and effect.

12. No Impairment of Lien; No Satisfaction. Nothing set forth herein shall affect the priority or extent of the lien of the Loan Agreement or any of the other Loan Documents, nor, except as expressly set forth herein, release or change the liability of any party who may now be, or after the Modification Effective Date may become, liable, primarily or secondarily, under the Loan Documents. This Agreement does not, and shall not be deemed or construed to, constitute the creation of new indebtedness or the satisfaction, discharge or extinguishment of the debt secured by the Loan Documents.

13. Choice of Law/Venue. This Agreement shall be construed, governed by and venue shall be elected according to the laws and venue set forth in the Loan Documents.

14. Severability. This Agreement is intended to be performed in accordance with and only to the extent permitted by applicable law. If any provisions of this Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

15. Modification of this Agreement. No change or modification of this Agreement shall be valid unless the same is in writing and signed by all the Parties.

16. Complete Agreement. This Agreement represents the complete agreement among the Parties with regard to the subject matter hereof, and there are no representations, covenants, warranties, agreements or conditions, oral or written, between the Parties hereto with regard to the subject matter hereof not set forth in this Agreement.

17. Headings. Section, paragraph or other headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which when taken together shall be deemed an original constituting one and the same document.

19. No Fiduciary Relationship. Borrower agrees that Lender has no fiduciary or similar obligations to Borrower and that their relationship is strictly that of creditor and debtor. Nothing contained in this Agreement or in any of the other Loan Documents shall be deemed or construed to create a partnership, joint venture or other association between Lender and Borrower. Lender shall not be in any way responsible or liable for the debts, losses, obligations or duties of Borrower with respect to the Collateral or otherwise by virtue of the Loan.

20. Time of Essence. Time shall be of the essence with respect to this Agreement and each and every provision hereof.

21. Supremacy Clause. It is hereby agreed that the terms and conditions of the Note, the Loan Agreement and the other Loan Documents, as amended, modified and supplemented by this Agreement, shall remain in full force and effect and shall be binding upon Borrower. It is understood and agreed that in the event there are any conflicting or omitted provisions or variations between the terms, conditions, rights or remedies in the Note, the Loan Agreement or any other Loan Document (other than this Agreement) and the terms of this Agreement, this Agreement shall prevail and control in each instance. A default under the terms and conditions of this Agreement shall constitute an Event of Default under the other Loan Documents.

22. Further Assurances. Borrower shall cooperate with Lender and shall execute and deliver, or cause to be executed and delivered, all such other documents and instruments, and shall take all such other action that Lender may reasonably request from time to time in order to accomplish and satisfy the provisions and purposes of this Agreement, including such confirmations and/or corrective instruments as Lender may reasonably require.

23. Consultation with Legal Counsel. Borrower acknowledges that it (a) has consulted with, or has had the opportunity to consult with, independent legal counsel of its choice prior to entering into this Agreement, (b) has reviewed this Agreement in its entirety, (c) understands the effect of this Agreement, (e) enters into this Agreement freely and without duress or coercion; and (f) has not received any legal or tax advice from Lender or Lender’s legal counsel in regard to the effect of the Agreement.

24. Post-Closing Expenses. In addition to, at Lender’s option, reimbursement of Lender for its third-party fees, charges and expenses incurred by Lender (including the fees, charges and expenses of Lender’s legal counsel) incurred through the Modification Effective Date, Borrower agrees that it will, within ten (10) days after request by Lender, reimburse Lender for any additional third-party fees, charges and expenses incurred by Lender (including the fees, charges and expenses of Lender’s legal counsel) in connection with this Agreement or the Loan subsequent to the Modification Effective Date, including, without limitation, any such amounts incurred by Lender in the enforcement of this Agreement and the other Loan Documents and for inspections, appraisals, reports and assessments in connection therewith. The reimbursement obligations under this Section shall survive any termination of this Agreement or any of the other Loan Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this First Loan Modification Agreement as of the Modification Effective Date.

BORROWER:

REDWOOD MORTGAGE INVESTORS VIII,
a California limited partnership

By:	/s/ Michael R. Burwell
Name:	Michael R. Burwell
Title:	General Partner

LENDER:

WESTERN ALLIANCE BANK,
an Arizona corporation

By:	/s/ Kenneth C. Hedberg
Name:	Kenneth C. Hedberg
Title:	Vice President

[SIGNATURE PAGE TO FIRST LOAN MODIFICATION AGREEMENT]

CONSENT AND AGREEMENT OF GUARANTOR

With respect to the FIRST LOAN MODIFICATION AGREEMENT dated as of March 4, 2022 (the “Agreement”) between REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership (“Borrower”), WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), the undersigned (“Guarantor”) agrees for the benefit of Lender as follows:

1. Guarantor acknowledges (i) receiving a copy of and reading the Agreement, (ii) the accuracy of the Recitals in the Agreement, and (iii) the effectiveness of (A) that certain Limited Guaranty dated March 13, 2020 (the “Guaranty”), by Guarantor for the benefit of Lender, as modified by the Agreement, (B) any other agreements, documents or instruments evidencing or Loan executed by the Guarantor, as modified by the Agreement. The Guaranty and such other agreements, documents or instruments are collectively referred to as the “Guarantor Documents”. All capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Guaranty.

2. Guarantor consents to the modification of the Loan Documents and all other matters as set forth in the Agreement.

3. Guarantor hereby compromises, releases, waives, relinquishes, and forever discharges Lender, as well as Lender’s successors, assigns, agents, officers, directors, employees, attorneys, and representatives, of and from any and all claims, demands, statutory and common law actions and causes of action of any and every kind or character, whether known or unknown, which Guarantor may have against such persons or entities, arising out of or with respect to any and all transactions relating to the Loan Documents occurring prior to the date hereof, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of such persons or entities, including but not limited to any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander, or conspiracy, but in each case only to the extent permitted by applicable law.

4. Guarantor hereby ratifies and affirms all of the Guarantor Documents and all of its respective agreements, obligations, promises and waivers as made and agreed and contained therein, as modified by the Agreement, all of which shall remain in full force and effect.

5. Guarantor declares and acknowledges, for the specific reliance and benefit of Lender, that as of the date hereof, Guarantor has no right, claim, defense or right of offset of any kind or in any amount with respect to the Guarantor Documents.

6. Guarantor hereby confirms, ratifies and reaffirms, as of the date hereof, all of the representations, warranties and covenants of Guarantor contained in the Guarantor Documents, except to the extent expressly relating to a specific date.

7. Guarantor shall cooperate with Lender and shall execute and deliver, or cause to be executed and delivered, all such other documents and instruments, and shall take all such other action that Lender may reasonably request from time to time in order to accomplish and satisfy the provisions and purposes of this Consent and Agreement of Guarantor, including such confirmations and/or corrective instruments as Lender may reasonably require.

8. Guarantor acknowledges that Guarantor (a) has consulted with, or has had the opportunity to consult with, independent legal counsel of its choice prior to entering into this Consent and Agreement of Guarantor, (b) has reviewed the Agreement in its entirety and this Consent and Agreement of Guarantor, (c) understands the effect of the Agreement and this Consent and Agreement of Guarantor, (d) enters into this Consent and Agreement of Guarantor freely and without duress or coercion; and (e) has not received any legal or tax advice from Lender or Lender’s legal counsel in regard to the effect of this Consent and Agreement of Guarantor.

DATED as of the date of Modification Effective Date in the Agreement.

GUARANTOR:

/s/ MICHAEL R. BURWELL
MICHAEL R. BURWELL, an individual

[SIGNATURE PAGE TO CONSENT AND AGREEMENT OF GUARANTOR]

SCHEDULE 1

TO FIRST LOAN MODIFICATION AGREEMENT

EXHIBIT E

		Advance Sublimits ($000s)
Property Type Category	Advance Rate[1]	Bridge / Renovation	Ground-Up Construction	Dwell Time	Maturity Restriction
SFR Owner Occupied	N/A	N/A	N/A	N/A	N/A
SFR Owner Occupied—Business
Purpose Loans Only	N/A	N/A	N/A	N/A	N/A
SFR Investor (1-4)	65% LTB / 50% LTV	$10,000	$0	24 Mos .	36 Mos .
SFR Rental Investor (1-4)[2]	65% LTB / 50% LTV	$10,000	$0	60 Mos .	360 Mos .
CRE Multi Family	65% LTB / 50% LTV	$5,000	$0	36 Mos .	60 Mos .
CRE Mixed Use	65% LTB / 50% LTV	$5,000	$0	36 Mos .	60 Mos .
CRE Office[3]	65% LTB / 50% LTV	$5,000	$0	36 Mos .	60 Mos .
CRE Retail	65% LTB / 50% LTV	$5,000	$0	36 Mos .	60 Mos .
CRE Industrial[4]	65% LTB / 50% LTV	$5,000	$0	36 Mos .	60 Mos .
CRE Hospitality	N/A	N/A	N/A	N/A	N/A
CRE Special Purpose	N/A	N/A	N/A	N/A	N/A
Land	N/A	N/A	N/A	N/A	N/A

[1]	LTB based upon Note’s Unpaid Principal Balance. LTV based upon Bank Reviewed Appraisal.
[2]	SFR Investor Units (1-4) that are leased and income generating and non-owner occupied.
[3]	Includes CRE Office Condominiums.
[4]	Includes CRE Warehouse.

Schedule 1-1